POWER OF ATTORNEY
WITH RESPECT TO FORMS 3, 4 and 5 AND FORM 144
      The undersigned hereby constitutes and appoints
each of Gary W. Pottorff and Robert E. Smith, signing
singly, as the undersigned?s true and lawful attorneys-
in-fact to:
(1)	execute for and on behalf of the undersigned, in
the undersigned?s capacity as an officer and/or director
of NiSource Inc., a Delaware corporation (the
?Corporation?), Forms?3, 4, and 5 in accordance with
Section?16(a) of the Securities Exchange Act of 1934
and the rules thereunder and Form 144 in accordance
with Rule 144 under the Securities Act of 1933;
(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to complete and execute any such Form?3, 4, 5 or 144
and timely file such Form with the United States
Securities and Exchange Commission, either manually or
through the use of EDGAR, the Electronic Data Gathering,
Analysis, and Retrieval system, and with any stock
exchange or similar authority; and
(3)	take any other action of any type whatsoever in
Connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact?s discretion.
      The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-
fact, or such attorney-in-fact?s substitute or
substitutes, shall lawfully do or cause to be done
by virtue of this Power of Attorney and the rights and
powers herein granted.  The undersigned acknowledges
that the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned, are
not assuming, nor is the Corporation assuming, any
of the undersigned?s responsibilities to comply with
Section?16 of the Securities Exchange Act of 1934
or Rule 144 under the Securities Act of 1933.
      This Power of Attorney shall remain in full
force and effect until the undersigned is no longer
required to file Forms?3, 4, 5 and 144 with respect
to the undersigned?s holdings of and transactions
in securities issued by the Corporation, unless
earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of
this 15th day of July, 2011.
_________________________________
/s/ Sigmund L. Cornelius